EXHIBIT 99.1

First Cash to Discontinue Auto Master Operations

ARLINGTON, Texas, Sept. 30, 2008 (GLOBE NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced that it will discontinue its Auto Master buy-here/pay-here automotive operations and focus on its core pawn and consumer lending operations in the U.S. and Mexico. It is anticipated that the Auto Master operation, including its customer receivables, inventories and other assets, will be sold or liquidated over the next twelve months. Associated with this decision, a non-cash charge of up to approximately $1.75 per share, net of tax, an amount which assumes liquidation of the assets, will be reported as discontinued operations in the quarter ending September 30, 2008. The Company will provide updated 2008 earnings guidance at the time of its regularly scheduled third quarter earnings release. Because of the decision to discontinue the Auto Master business unit, the Company anticipates reporting an increase in its full-year 2008 guidance for earnings from continuing operations.

Rick Wessel, CEO of First Cash, said, "We purchased Auto Master two years ago viewing the business as a very positive strategic diversification of our existing pawn and short-term lending operations in the U.S. and Mexico, and an efficient investment for excess cash generated from operations. While we have been able to grow and improve many aspects of the Auto Master operation, the credit losses since the acquisition have been volatile. The reasons for the recurring credit issues are numerous, not the least of which are the difficult economic conditions which have negatively affected many of our Auto Master customers. The Company's management team has worked diligently to refine Auto Master's credit model through improvements in underwriting, inventory quality and collection procedures, but we remain disappointed in both the level of improvement achieved to date and the now increased probability of continued volatility of this business in this more difficult economic environment. Our core pawn business is tremendously profitable and continues to grow at record levels, while Auto Master has remained a comparatively time-consuming and costly activity and far too demanding of our key management time and resources. We have concluded that it is better for our shareholders for us to concentrate on our core operations, where we can achieve greater returns with less risk."

The Company's balance sheet will remain strong following the disposition of Auto Master, with assets, net of Auto Master disposition reserves, in excess of an estimated $225 million at September 30, 2008. The anticipated proceeds from the Auto Master sale or liquidation, along with the related tax benefit, will be used to further strengthen the Company's balance sheet. In addition, the significant future cash flows that would otherwise have been allocated to Auto Master will be utilized to further reduce debt, repurchase stock and/or finance other growth and acquisition opportunities in our core business.

Looking ahead, the Company will focus exclusively on the growth of its core pawn and consumer lending operations. The plan for new store openings will remain focused on Mexico, where the Company expects to open 50 to 55 new stores in 2008 alone. Next year, the Company anticipates opening 70 to 80 new stores in Mexico and a few new pawn stores in the U.S. The Company does not currently anticipate opening any new U.S. short-term/payday loan stores in 2009 or thereafter.

In summary, Mr. Wessel stated, "This was a difficult decision, but we feel it is the correct one, given the continued risks and earnings volatility associated with the Auto Master business. We will recommit all of our resources to the operation and growth of our core pawn and consumer lending business, which has proven to be stable and predictable across changing economic cycles. Coupled with the tremendous opportunity for growth of the business in Mexico, we are very confident about our prospects for continued significant profitability and growth."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, charges related to discontinued operations, expansion strategies, store openings, liquidity, cash flows, credit losses and related provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's 2007 Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, installment loans, check cashing, credit services and other financial services products. In total, the Company owns and operates almost 500 stores in twelve U.S. states and thirteen states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index(r) and the Russell 2000 Index(r). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3365

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com